UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement

On August 10, 2023, INVO Bioscience Inc., a Nevada corporation (“INVO”), consummated the acquisition of the Clinic (as defined under Item 2.01 below) described under Item 2.01 below) by, Wood Violet Fertility LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of INVO Centers LLC, a Delaware company wholly-owned of INVO. In connection with such acquisition of the Clinic, the following material agreements were entered into on August 10, 2023, the effective date of INVO’s acquisition of the Clinic:

Physician Employment Agreement

Effective August 10, 2023, Wisconsin Fertility and Reproductive Surgery Associates (the “Practice”) and Elizabeth Pritts, M.D. (“Physician”) entered into a Physician Employment Agreement (“Physician Employment Agreement”) under which the Practice employed Physician, duly licensed The State of Wisconsin Medical Examining Board to provide medical services in the State for use in the diagnosis and treatment of patients seeking fertility treatment services, upon the terms set forth in the Physician Employment Agreement. Physician agrees to provide quality medical services (the “Services”) to all patients assigned by the Practice and shall devote her full-time efforts under this agreement. As a continuing condition of employment, Physician agrees to maintain all necessary and applicable state and federal licenses, certifications, and authorizations to perform the Services as determined by Practice. For the Services provided under the Physician Employment Agreement, Practice shall pay Physician annual compensation of $450,000 and the Practice shall also pay premiums to maintain Physician’s medical malpractice insurance coverage for the Services.

The term of the Physician Employment Agreement is for three (3) years, unless terminated sooner as provided in the Physician Employment Agreement. Such agreement automatically and immediately terminates in the event of: (a) Physician’s death; (b) Physician is debarred under any Law or is excluded, or otherwise made ineligible, from participating in any federal or state healthcare program; (c) the revocation, loss, limitation, suspension for more than thirty (30) days, or curtailment of Physician’s: (i) license to practice medicine in the State, (ii) federal DEA license or other right to prescribe controlled substances, (iii) enrolled provider status with a Payer or, if applicable, a Federal Health Care Program, (iv) other licenses, certifications, or authorizations required to perform the Services, or (v) privileges at any of the area hospital used by Practice or its subsidiaries; (d) Physician’s incapability of being covered by professional liability insurance at rates reasonably equivalent to those available with respect to the other physician employees of Practice; or (e) at the discretion of Practice, if Physician suffers a permanent disability and is unable to perform the essential duties of the employment contemplated by this Agreement, and within then applicable laws protecting disabled workers. The Practice may also terminate Physician for cause (as defined in the Physician Employment Agreement) upon thirty (30) days’ written notice. Either party may terminate upon expiration of the term or any time thereafter upon one hundred eighty (180) days’ prior written notice. The Physician Employment Agreement contains a two (2) year non-compete provision.

The foregoing description of the Physician Employment Agreement is qualified in its entirety by reference to a copy of the Physician Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Management Services Agreement

Effective August 10, 2023, Buyer (“Manager”), Wisconsin Fertility and Reproductive Surgery Associates (“Provider”) and Elizabeth Pritts Revocable Living Trust (“Owner”) entered into a Management Service Agreement (the “MSA”).

Pursuant to the MSA, Manager shall provide the management, consulting, administrative, business, laboratory and other support services required for the operation of medical practices for an initial term of ten (10) years. Following the initial term, the MSA shall renew automatically for additional five (5) year terms thereafter, unless otherwise terminated as provided for in the MSA. Either party may terminate the MSA by mutual written agreement, by either party immediately upon the filing of a petition in bankruptcy or the insolvency of the other party; or (c) by either party, upon thirty (30) days advance written notice of a breach of any material provision of the MSA by the other party which is not cured within thirty (30) days after written notice is given, provided that such breach continues for a period of thirty (30) days after written notice is given by the non-breaching party to the other party.

Manager may terminate the MSA at any time without cause upon ninety (90) days advance written notice. Manager shall also have the right, but not the obligation, to terminate the MSA immediately upon notice to the Provider in the event of: (a) the cancellation or non-renewal of the professional or malpractice insurance of Provider, any member of Provider or any Physician or Non-Physician Practitioner employed or engaged by Provider (other than due to the failure to pay premiums); (b) the dissolution of Provider; (c) if Provider participates in any Federal Healthcare Program(s), the suspension or exclusion of Provider from same; (d) the suspension or exclusion of any member of Provider, Physician, or any Non-Physician Practitioner (as may be applicable) who is employed or engaged by Provider from any Federal Healthcare Program provided that Provider did not terminate the employment or engagement of such employee or contractor within thirty (30) days of becoming aware of such fact; (e) the date upon which any of the membership interests of Provider are transferred or attempted to be transferred voluntarily, by operation of law or otherwise, to any person without the prior written approval of Manager; (f) the merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the membership interests or assets of Provider without the prior written approval of Manager; (g) failure of Provider to pay the Management Fee in the time frames set forth in the MSA; (h) Provider materially altering or changing the scope of the Professional Services furnished by Provider; or (i) Provider’s breach of any provision set forth in the MSA.

Provider shall have the right, but not the obligation, to terminate the MSA immediately upon notice to Manager of the suspension, exclusion or debarment of Manager, any employee, contractor, or agent of Manager, or any Provider Support Personnel or Licensed Support Personnel (as defined therein) provided by Manager, from any Federal Healthcare Program; provided that Manager did not terminate the employment or engagement of such employee, contractor, or agent of Manager, including any Provider Support Personnel or Licensed Support Personnel, within sixty (60) days of becoming aware of such fact.

In consideration for the services performed by Manager under the MSA, Provider shall pay fees (the “Management Fee”) to the Manager on a monthly basis. The Management Fee shall equal the Net Pre-Tax Income (as defined below) of Provider attributable to Provider’s operations in the State of Wisconsin. “Net Pre-Tax Income” means all revenues net of refunds, repayments or recoupments, less the total of the Providers expenses, and other reasonable and necessary operating expenses incurred by Provider in conducting its business, but without regard for the provision of income taxes. In addition to the Management Fee, Manager shall be entitled to full reimbursement for all costs, expenses and liabilities paid or satisfied by Manager in connection with its rendering of services under the MSA or otherwise arising out of the operation, ownership or maintenance of the business by Provider.

The foregoing description of the MSA is qualified in its entirety by reference to a copy of the MSA is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Commercial Lease Agreement

On July 1, 2023, but effective August 10, 2023, Buyer (“Tenant”) entered into a Commercial Lease Agreement (the “Lease Agreement”) with Taylyn Holdings, LLC (“Landlord”) pursuant to which Tenant leased nine thousand six hundred eighty (9,680) rentable square feet from Landlord at 3146 Deming Way, City of Middleton, Wisconsin (the “Leased Premises”).

The initial term of the Lease Agreement ends on August 10, 2033. The term will automatically renew for five (5) yar period unless either party provides notice of non-renewal at least twelve (12) months prior to the expiration of the then-current term or another of the specified events of termination occurs.

Tenant shall pay to Landlord base rent of $219,989.16 annually, payable in installments of $18,332.43 per month. Beginning January 1, 2023, the base rent shall be increased annually by Landlord at a rate of three percent (3%) per annum.

The Leased Premises shall be used for administrative services, medical office space and clinical laboratory space in the areas of infertility and gynecology.

The foregoing description of the Lease Agreement is qualified in its entirety by reference to a copy of the Lease Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Megid Employment Agreement

Effective August 10, 2023, Buyer (“Company”) and Wael Megid, Ph.D. (“Employee”) entered into an Employment Agreement (the “Megid Employment Agreement”) pursuant to which the Company employed Employee to provide high-complexity clinical laboratory director services on behalf of the Company at the Practice.

Pursuant to the Megid Employment Agreement, Employee agrees to provide fertility laboratory and other management services as directed by Company and required by the Practice upon the terms set forth in the Megid Employment Agreement and shall devote his full-time efforts under such agreement. As a continuing condition of employment, Employee agrees to maintain all necessary and applicable state and federal licenses, certifications, and authorizations to perform the services as determined by Practice.

For the services rendered by Employee under the Megid Employment Agreement, Company shall pay Employee an initial amount of annual compensation with an aggregate value equal to $275,000.00 (“Total Compensation”) based on services performed by Employee as a full-time employee. Employee shall also receive an annual raise equal to three percent (3%) of the Total Compensation of the preceding year; provided, that Company determines that Employee has met or exceeded Employee’s duties and performance requirements.

On each anniversary of the effective date during the first three (3) years of the initial term, the Company shall pay to Employee a bonus equal to $100,000, for a total amount not to exceed $300,000. The Company may pay the Employee an annual discretionary bonus upon satisfaction of certain threshold targets and performance goals established by the Company’s executive board. At the end of each fiscal year, Company will review the performance of the Employee against the performance goals to determine whether the Employee has earned a discretionary bonus. If Company determines Employee has satisfied such performance goals, Company shall pay Employee the discretionary bonus no later than thirty (30) days following the release of the Company’s annual earnings report. In additional, Company shall pay premiums to maintain Employee’s malpractice insurance coverage for the services performed pursuant to the Megid Employment Agreement and reimburse Employee for reasonable expenses associated with require licensure and registration requirements.

The initial term of the Megid Employment Agreement begins on the effective date and continues for a period of seven (7) years. Following the initial term, the Megid Employment Agreement shall automatically renew for successive periods of one (1) year each, unless earlier terminated as provided for under the agreement. The Megid Employment Agreement shall automatically and immediately terminate in the event of: (a) Employee’s death; (b) Employee is debarred under any Law or is excluded, or otherwise made ineligible, from participating in any federal or state healthcare program; (c) the revocation, loss, limitation, suspension for more than thirty (30) days, or curtailment of Employee’s licenses, certifications, or authorizations required to perform the services set forth in the Megid Employment Agreement; (d) Employee’s incapability of being covered by professional liability insurance at rates reasonably equivalent to those available with respect to the other Employee employees of Company; or (e) at the discretion of Company, if Employee suffers a permanent disability and is unable to perform the essential duties of the employment contemplated by the Megid Employment Agreement, and within then applicable laws protecting disabled workers. The Company may also terminate Employee for cause (as defined in the Megid Employment Agreement) upon thirty (30) days’ written notice. Either party may terminate upon expiration of the term or by parties mutual agreement in writing.

The foregoing description of the Megid Employment Agreement is qualified in its entirety by reference to a copy of the Megid Employment Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Security Agreement

On August 10, 2023, Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“Debtor”) and Buyer (“Secured Party”) entered into a Security Agreement (the “Security Agreement”) to grant a security interest to Secured Party in the Collateral to secure the Obligations (as each such term is defined below).

Pursuant to the Security Agreement, Debtor granted and assigned to Secured Party, a continuing security interest in all of Debtor’s right, title and interest in the Collateral (as defined below) and the security interest created attached immediately upon execution of the Security Agreement. The security interest secures the following obligations: (i) the payment and performance of Debtor’s obligations under the MSA, including without limitation, any payment owed to Secured Party pursuant to Article 9 of the MSA, (ii) the payment and performance of Debtor’s obligations under the Security Agreement, (iii) all amounts under any modifications, renewals or extensions of any of the foregoing obligations, and (iv) any of the foregoing that arises after the filing of a petition by or against Debtor under Title 11 of the United States Code (the “Bankruptcy Code”), even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise (collectively, the “Obligations”).

The collateral covered by the Security Agreement and in which a security interest has been granted and transferred to Secured Party is as follows: all present and future right, title and interest in and to all personal and real property of Debtor of whatever type or description, wherever located, whether now or hereafter existing or acquired by Debtor, including without limitation the following (the “Collateral”): (a) all goods, including (i) equipment in all of its forms, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and (ii) all inventory, (b) all accounts (including health-care-insurance receivables), contracts, contract rights, chattel paper, documents, instruments, and general intangibles, including, but not limited to, Debtor’s right to receive, directly or indirectly, any rents or other payments due and payable under such agreements, (c) all books and records relating to, used or useful in connection with, any of the foregoing, (d) all general intangibles, (e) all investment property, (f) all intellectual property, and (g) all products, rents, issues, profits, returns, income and proceeds of and from any of the foregoing Collateral.

In the event of a Default (as defined below), subject to any restrictions imposed by applicable law, Secured Party shall have all the rights and remedies afforded a secured party by the Code, as amended from time to time, and may, in connection therewith, subject to any restriction imposed by applicable law, also: (a) enter on Debtor’s premises to assemble and take possession of the Records; (b) require Debtor to assemble the Records and make their possession available to Secured Party at a place designated by Secured Party that is reasonably convenient to both Debtor and Secured Party; (c) after giving Debtor written notice, notify the account debtors obligated on any or all of the Collateral to make payment directly to Secured Party, and to take control of all proceeds of any such Collateral, and to compromise said Collateral; (d) apply the proceeds received from the sale or other disposition of the Collateral upon Default, in addition to the items specified in Division 9 of the Code, to the payment of reasonable attorneys’ fees and legal expenses incurred by Secured Party as a result of Debtor’s Default; and (e) take immediate possession of the Collateral and use and operate said Collateral. For the purpose of taking immediate possession of the Collateral, Secured Party may enter into any premises upon which the Collateral is located, and search for the same and take possession and keep and store the same on said premises until sold or delivered or, in the alternative, may remove the Collateral or any part thereof to such other place as Secured Party may desire.

The term “Default” is defined under the Security Agreement to include any of the following events: (a) failure to keep or perform and cure within any applicable grace period as provided therein any of the terms or provisions of the Security Agreement; (b) failure to keep or perform any of the material terms or provisions of the MSA, or any ancillary agreements, exhibits or schedules attached thereto; (c) the levy of or any attachment, execution, or other process against Debtor that is not cured or dismissed within any applicable grace period as provided in the Security Agreement in excess of ten thousand dollars ($10,000) against the Collateral; (d) the insolvency or dissolution of Debtor; (e) (i) the application for the appointment of a receiver or custodian for Debtor or the property of Debtor, (ii) the entry of an order for relief or the filing of a petition by or against Debtor under the provisions of the Bankruptcy Code, or any other bankruptcy or insolvency law, or (iii) any assignment for the benefit of creditors by or against Debtor; (f) any representation, warranty or certification made by Debtor in connection with the Security Agreement or the MSA shall be false in any material respect on the date as of which made; (g) without the prior written consent of Secured Party, Debtor shall permit the filing by any person of any financing statement or similar instrument in effect covering all or any part of the Collateral in any recording office (unless otherwise permitted by the Security Agreement); or (h) Debtor shall fail, breach or default in the performance of any of the obligations or covenants owing by Debtor to Secured Party pursuant to any agreement.

The foregoing description of the Security Agreement is qualified in its entirety by reference to a copy of the Security Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Physician Liaison Agreement

On August 10, 2023, Buyer (“Manager”) and Elizabeth Pritts, M.D., (“Physician”) entered into a Physician Liaison Agreement (the “Physician Liaison Agreement”).

Pursuant to the Physician Liaison Agreement, Physician shall provide such liaison services as Manager may reasonably request from time to time with respect to Manager and Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“Provider”), including but not limited to: (a) assisting Manager in communicating to Provider and its employee and independent contractor physicians, nurse practitioners, physician assistants, and registered nurses, as applicable information regarding Manager’s mission, vision, core values and quality standards; (b) requesting from Provider such information as Manager may reasonably request regarding the activities and practices of Provider so that Manager may determine whether such activities and practices are consistent with Manager’s mission, vision, core values and quality standards and providing such information to Manager upon receipt; and (c) serving as a liaison between Manager and Provider in connection with all other communications between Manager and Provider.

As consideration for the services rendered under the Physician Liaison Agreement, Manager shall pay Physician $1,200 annually through a monthly fee of $100, payable in arrears, within five (5) days following the end of each month during the term of the Physician Liaison Agreement; provided that payment of such fee by Manager more than five (5) days following the end of each month shall be subject to Manager’s cure rights set forth under Section 4 of the Physician Liaison Agreement.

The term of the Physician Liaison Agreement began on August 10, 2023 and shall continue until otherwise terminated in accordance with the termination provisions set forth in such agreement. Manager may terminate this Agreement for any reason upon five (5) days’ prior written notice or, sooner, if Physician ceases to provide services to Manager (including but not limited to by reason of Physician’s death or disability, or by mutual agreement), or upon the Physician’s inability to satisfy the qualifications set forth in Section 2 of the Physician Liaison Agreement. Manager may terminate the Physician Liaison Agreement immediately upon Physician’s breach of the Physician Liaison Agreement or any other agreement to which Manager (and/or its affiliates) and Physician are parties. In the event the Physician Liaison Agreement is so terminated, Physician shall be entitled to receive the liaison fee described above and expenses through such termination, but Physician shall not be required to render any services hereunder after the date in which they receive notice. Physician may terminate the Physician Liaison Agreement: (a) upon one hundred twenty (120) days’ prior written notice to Manager without cause; or (b) upon thirty (30) days’ prior written notice for good cause upon Manager’s breach of the Physician Liaison Agreement. Notwithstanding the foregoing, Physician may not terminate the Physician Liaison Agreement for Manager’s breach if Manager has cured such breach within such thirty (30) day period.

The foregoing description of the Physician Liaison Agreement is qualified in its entirety by reference to a copy of the Physician Liaison Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Directed Equity Transfer Agreement

On August 10, 2023, Buyer (“Manager”) entered into a Directed Equity Transfer Agreement (the “Equity Transfer Agreement”) by and among Provider and Elizabeth Pritts Living Revocable Trust (“Member”) to restrict the transferability of the issued and outstanding membership interests, distribution rights, voting interests and percentage interests of Provider (the “Membership Interests”) to promote the ongoing continuity of the enterprise for the benefit of the patients of Provider.

Pursuant to the Equity Transfer Agreement, Member is restricted, except as otherwise provided for under the agreement, to sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, whether by operation of law or otherwise, the Membership Interests of any other equity of Provider that Member may acquire. Any attempted transfer of Membership Interests by Member in violation of the Equity Transfer Agreement shall by null and void ab initio.

Upon the occurrence of a Membership Interest Transfer Event (as defined below), Member shall transfer the Membership Interests including all legal and beneficial rights connected with the Membership Interests, to one or more persons or entities designated by the Manager in its sole discretion, who shall be an individual or entity permitted to hold the Membership Interests under the laws, rules and regulations of the State of Wisconsin in effect at the time of such transfer and who has entered into a liaison agreement and a directed equity transfer agreement in forms acceptable to the Manager in its sole discretion. Further, upon any Membership Interest Transfer, the Liaison Agreement shall automatically terminate, and Member shall resign as an officer, director, or manager of Provider, or in the absence of a written resignation by Member, be deemed to have resigned such positions, in each case, without any liability of Manager or Provider to the Member, and no action taken by the Member following a Membership Interest Transfer shall be valid or binding on Provider.

The occurrence of any of the following events shall cause a Membership Interest Transfer in accordance with the terms of the Equity Transfer Agreement (each a “Membership Interest Transfer Event”): (a) the death of Elizabeth Pritts, M.D., the sole trustee of the Member (the “Trustee”); (b) the retirement of Trustee; (c) a determination by a court of competent jurisdiction or a physician selected by Manager, that Trustee is incompetent or disabled so as to be unable to render any professional services; (dd) the suspension, revocation, voluntary surrender, lapse, or any other restriction of Trustee’s license which lawfully prohibits Trustee from rendering professional services; € the disqualification of Member under applicable law to hold the Membership Interests in Provider; (f) the breach by member of the Physician Liaison Agreement; (g) the termination of Member’s Physician Liaison Agreement; the (h) the breach by Trustee of her Physician Employment Agreement, if not cured within the applicable cure period provided thereunder; (i) the termination of the Physician Employment Agreement; (j) the breach or violation by Member of Provider’s organizational or formation documents or company or operating agreement; (k) the purported transfer by Member of the Membership Interests in Provider, except in accordance with the Equity Transfer Agreement (l) a breach of any provision of the MSA by Provider, due solely to an act or omission by Member or Trustee, subject to the applicable cure provisions set forth thereunder; (m) any attempt to terminate the MSA by Provider, other than in accordance with the terms of the MSA; (n) termination of the MSA by either party; (o) the voluntary or involuntary filing for bankruptcy by Provider; (p) the violation or breach by Member or Provider of the Equity Transfer Agreement; (q) the exclusion or debarment or other discipline of Trustee from participation in a federal and/or state health care program or the conviction or plea of guilty or no contest to a criminal charge under federal or state laws relating to Trustee’s practice of medicine or participation in any governmental health program; or (r) receipt by Member of a written notice from Manager requesting Member to transfer all or a part of the Membership Interests held by Member to one or more persons designated by Manager.

The aggregate purchase price for all of a transferring Member’s total units transferred to one or more designated transferees pursuant to the Equity Transfer Agreement shall be one hundred dollars ($100), payable in cash or by check by the designated transferee as soon as reasonably practicable after the occurrence of a Membership Interest Transfer Event.

The foregoing description of the Equity Transfer Agreement is qualified in its entirety by reference to a copy of the Equity Transfer Agreement filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets

On August 10, 2023, INVO through Buyer consummated its acquisition of the Wisconsin Fertility Institute (the “Clinic”) for a combined purchase price of $10 million, of which $2.5 million was paid on the closing date (net $2,150,000 after a $350,000 holdback) plus assumption of the inter-company loan owed by WFRSA in the amount of $528,756 and the remaining three installments of $2.5 million each will be paid on the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively.

The Clinic is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages the Clinic’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

INVO is purchasing the non-medical assets of WFRSA and one hundred percent of FLOW’s membership interests. As reflected in the WFRSA purchase agreement, the Buyer and WFRSA will enter into a management services agreement pursuant to which WFRSA will outsource all its non-medical activities to the Buyer.

The acquisition of the Clinic was consummated pursuant to the terms of the following agreements:

1. Asset Purchase Agreement (the “APA”) dated March 16, 2023, by and among Buyer, WFRSA, and The Elizabeth Pritts Revocable Living Trust (the “Seller,” together with the WFRSA, the “Seller Parties”) pursuant to which Buyer agreed to acquire the Purchased Assets (as defined in the APA) related to WFRSA’s business. Buyer also agreed to assume certain liabilities of WFRSA as set forth in the APA. Certain non-clinical assets, properties, and rights of WFRSA shall be excluded from the Purchased Assets including patient lists, charts, records and ledgers, all contracts with Payors (as defined in the APA); all Health Care Permits (as defined in the APA) and

2. Membership Interest Purchase Agreement (the “MIPA”) dated March 16, 2023 by and among Buyer, FLOW, IVF Science, LLC, a Wisconsin limited liability company (“IVF Science”), owned by Wael Megid, Ph.D. (“Dr. Megid”), and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin (each, a “Selling Member” and collectively, the “Selling Members”). Under the MIPA, the Selling Members agreed to sell to Buyer 100% of the Membership Interests of FLOW for a purchase price equal to (all capitalized terms as defined in the MIPA) the Initial Purchase Price, which is equal to (i) two million dollars ($2,000,000) minus (ii) the Closing Indebtedness minus (iii) any Transaction Expenses minus (iv) the Holdback Amount of $70,000. In addition to the Initial Closing Payment, Purchaser has agreed to pay to the Selling Members additional payments of $2,000,000 within 90-days of each of the first three anniversaries of closing provided that Selling Members may elect to receive shares of INVO common stock in lieu of such cash payments as follows: Members may elect to receive shares of INVO common stock (as adjusted per the Closing Agreements below) in lieu of such cash payments as follows: (i) 16,000 shares of INVO common stock on the first additional payment date; (ii) 11,000 shares of INVO common stock on the second additional payment date and (iii) 7,000 shares of INVO common stock on the third additional payment date. These additional payments are secured by the Selling Members having a lien on the assets of FLOW

3. Closing Agreements dated July 7, 2023 for each of the APA and the MIPA (the “Closing Agreements’) under which Buyer agreed to complete the closing by July 31, 2023. The Parties also agreed under each Closing Agreement that any INVO common stock received as an Additional Payment on any Additional Payment Date shall be adjusted for any stock splits and combinations effectuated in INVO Parent Stock on or after the date hereof as follows: if INVO at any time on or after the date hereof (A) subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of INVO common stock into a greater number of shares, the amount of shares of INVO common stock to be received as an Additional Payment on any Additional Payment Date will be proportionately increased and (B) combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of INVO Parent Stock into a smaller number of shares, the amount of shares of INVO common stock to be received as an Additional Payment on any Additional Payment Date will be proportionately decreased.

4. Letter Agreement dated as of July 31, 2023 between Buyer and the Clinic (the “Letter Agreement”) to extend the deadline to close the acquisition set forth in the closing agreements to August 10, 2023 in consideration for certain accommodations under the acquisition agreements which include: (i) Buyer’s agreement that under the Asset Purchase Agreement, Buyer would assume the inter-company loan owed by WFRSA (initially estimated at $268,054.32); (ii) that the sellers under each of the Asset Purchase Agreement and the Membership Interest Purchase Agreement will retain accounts receivable earned prior to the Closing Date of each such Agreement and the Management Services Agreement to be entered into at closing of the Asset Purchase Agreement, and the parties may revise such Agreements if necessary prior to the Closing Date solely to effect the foregoing; (iii) Buyer’s acknowledgement and agreement that pursuant to the current terms of the Management Services Agreement and Employee Leasing Agreement, the payroll and benefits of all employees will be paid prior to any payments remitted to us and (iv) Buyer’s agreement to amend Dr. Megid’s Employment Agreement to provide for an additional $300,000 in compensation (total) over the next three years.

The paragraphs above describe certain of the material terms of the APA, MIPA, the Closing Agreements and the Letter Agreement. Such description is not a complete description of the material terms of the APA, the MIPA, the Closing Agreements and the Letter Agreement and is qualified in its entirety by reference to each of (i) the APA and the MIPA which were previously files as Exhibits 10.1 and 10.2 to INVO’s Current Report on Form 8-K filed on March 20, 2023; (ii) the Closing Agreements which were previously filed as Exhibits 10.1 and 10.2 to INVO’s Current Report on Form 8-K filed on July 13, 2023; and (iii) the Letter Agreement which was previously filed as Exhibit 10.1 to INVO’s Current Report on Form 8-K filed on August 2, 2023.

Item 8.01	Other Events

On August 11, 2023, INVO issued a press release announcing the closing of its acquisition of the Clinic. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The following combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/t Wisconsin Fertility Institute (“WFRSA”) and Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”) are being filed as exhibits to this Current Report on Form 8-K:

(i) The audited combined financial statements of WFRSA and FLOW as of and for the years ended December 31, 2021 and 2020 and related notes, attached as Exhibit 99.2

(ii) The unaudited combined financial statements of WFRSA and FLOW as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 and related notes, attached as Exhibit 99.3.

(b)	Pro Forma Financial Information*

(i) The unaudited combined pro forma Balance Sheet and Statement of Operations of INVO, WFRSA, and FLOW for the three month period ended March 31, 2023; and

(ii) The unaudited combined pro forma Statement of Operations of INVO, WFRSA, and FLOW for the fiscal years ended December 31, 2021 and 2022.

*Attached as Exhibit 99.4

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Physician Employment Agreement
10.2	Management Services Agreement
10.3	Lease Agreement
10.4	Megid Employment Agreement
10.5	Security Agreement
10.6	Physician Liaison Agreement
10.7	Directed Equity Transfer Agreement
99.1	Press Release dated August 11, 2023
99.2	Audited combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C. and Fertility Labs of Wisconsin, LLC as of and for the years ended December 31, 2021 and 2022, filed as Exhibit 99.4 to our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 21, 2023 and incorporated herein by reference.
99.3	Unaudited combined financial statements of Wisconsin Fertility and Reproductive Surgery Associates, S.C. and Fertility Labs of Wisconsin, LLC as of March 31, 2023 and for the three months ended March, 2023 and 2022, filed as Exhibit 99.5 to our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 21, 2023 and incorporated herein by reference.
99.4	Pro Forma Financial Statements listed under Item 9.01(b) above.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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